UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 15, 2005

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2005, James F. Dicke, II announced his intention to resign from the Board of Directors of both DPL Inc. (the “Company”) and The Dayton Power and Light Company, effective immediately, in order to pursue personal interests and opportunities.

Item 8.01.               Other Events

On September 21, 2005 the Company announced that Dr. Ned Sifferlen would assume the Chair of the Nominating and Corporate Governance Committee and that retired General Lester Lyles would become the Vice Chair of the Nominating and Corporate Governance Committee.

A copy of a press release covering both Mr. Dicke’s resignation and Board committee appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 (c).          Exhibits.

99.1         Press Release of DPL Inc., dated September 21, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: September 21, 2005
/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of DPL Inc., dated September 21, 2005.	E